INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 5 to Registration Statement No. 333-88103 on Form N-1A of Lord Abbett Large-Cap Growth Fund of our report dated September 23, 2003 on the financial statements of Lord Abbett Large-Cap Growth Fund for the year ended July 31, 2003 and to the references to us under the captions "Financial Highlights" in the Prospectuses and "Independent Auditors" and "Financial Statements" in the Statements of Additional Information, all of which are part of this Registration Statement.


/s/ Deloitte & Touche LLP

New York, New York
November 24, 2003